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
IMPORTANT LEGAL INFORMATION UNDER THE PRIVATE
SECURITIES LITIGATION REFORM ACT OF 1995

          This newsletter contains forward-looking statements within the meaning of the "safe harbor" provisions of the United States Private Securities Litigation Reform Act of 1995. Investors are cautioned that such forward-looking statements with respect to revenues, earnings, performance, strategies, prospects and other aspects of the businesses of FirstEnergy Corp. and GPU, Inc. are based on current expectations that are subject to risks and uncertainties. A number of factors could cause actual results or outcomes to differ materially from those indicated by such forward-looking statements. These factors include, but are not limited to, risks and uncertainties set forth in FirstEnergy's and GPU's filings with the SEC, including risks and uncertainties relating to: failure to obtain expected synergies from the merger, delays in obtaining or adverse conditions contained in any required regulatory approvals, changes in laws or regulations, economic or weather conditions affecting future sales and margins, changes in markets for energy services, changing energy market prices, availability and pricing of fuel and other energy commodities, legislative and regulatory changes (including revised environmental and safety requirements), availability and cost of capital and other similar factors. Readers are referred to FirstEnergy's and GPU's most recent reports filed with the SEC.

BRIEFLY

MERGER FILINGS

FirstEnergy and GPU took another step toward securing the necessary approvals for their proposed merger when they submitted applications Thursday to the Federal Energy Regulatory Commission (FERC), New Jersey Board of Public Utilities (BPU) and Pennsylvania Public Utility Commission
(PUC).

The merger also is conditioned, among other things, upon the approval of each company's shareholders. Votes will be taken at Special Shareholder Meetings to be held Nov. 21 in Akron, Ohio, and Morristown, N.J. Application for approval of the merger was submitted to the Nuclear Regulatory Commission on Sept. 26. Filings will be made with the Federal Communications Commission, the Securities and Exchange Commission (SEC), and the Department of Justice under the Hart-Scott-Rodino Act by the end of the year.

FirstEnergy also will register as a holding company with the SEC under the Public Utility Holding Company Act of 1935 (GPU is already a registered holding company.)

CLARIFICATION

     The Oct. 23, 2000 edition of Connect! covered the "State of the Merger" broadcast with Carole Snyder and Kevin Keough. In reporting the "Guiding Principles" of the merger process, it was incorrectly noted that employees: Attempt to avoid individual company business practices and commitments during the transition period that may be disadvantageous for the combined companies.

     Not only is this not one of the "Guiding Principles," but DURING THE TRANSITION PERIOD BEFORE THE MERGER IS COMPLETED, GPU AND FIRSTENERGY ARE REQUIRED BY LAW TO CONTINUE OPERATING AS INDEPENDENT BUSINESSES AND AVOID COORDINATING THEIR PRE-MERGER BUSINESS DECISIONS AND ACTIVITIES.